Exhibit 3.970
CERTIFICATE OF INCORPORATION
OF
WILBUR F. HUNT, INC.
     Pursuant to Section 402 of the Business Corporation Law.
     WE, the undersigned, each being of the age of twenty-one years or over, under Section 402 of the New York BUSINESS CORPORATION LAW, do hereby set forth:
FIRST
     The name of the Corporation is WILBUR F. HUNT, INC.
SECOND
     The purpose or purposes for which it is formed are to do any and all things hereafter set forth to the same extent as natural persons might or could do, namely:
     (a) To collect, buy, sell, remove or exchange rubbish and in general to engage in the rubbish removal business in all of its phases, and to manufacture, produce, buy, sell, hold and deal in all materials, equipment and real and personal property appurtenant or incident to and useful in the rubbish removal business; and to do all other and different things which may be useful in furtherance of said business.
     (b) To buy, sell, own, lease, hire or otherwise deal in and with automobiles, motor trucks, and vehicles and supplies parts, accessories, and garage equipment, for use in connection therewith, and to conduct a general garage business including the building, re-building and repairing of automobiles, motor

RICHARD M. CAPONE
COUNSELOR AT LAW
420 WOOLWORTH BLDG.
WATERTOWN, NEW YORK

trucks and vehicles of every character.
     (c) To buy, acquire, hold, sell, convey, lease and mortgage or otherwise dispose of real property or personal property for the general purpose of the business and affairs of the Corporation.
     (d) To buy, lease or otherwise acquire the whole or any part of the business, good will, franchises and assets of any person, partnership or Corporation, either foreign or domestic engaged in business of the same general character as that for which this Corporation is organized, and any other personal or real property of any kind and description whatsoever, and to pay for the same, either in cash, or in property, or by the issuance of stocks, bonds or other obligations; to purchase, acquire, hold and dispose of stock, bonds or other evidences of indebtedness of any Corporation, foreign or domestic, and issue in exchange therefor, its stock, bonds or other obligations, to possess and exercise in respect thereto all the rights, powers and privileges of individual owners or holders thereof, including the right to vote thereon.
     (e) To purchase or otherwise acquire real estate or leaseholds or any interest therein, in addition to such as may be necessary for the purposes hereinabove expressed, and to own, hold, improve, sell or deal in the same.
     (f) Subject to the restrictions or limitations imposed by law, to purchase or otherwise acquire, hold, own, sell, assign, pledge, exchange or otherwise dispose of shares of capital stock, bonds, obligations or other securities or evidences of indebtedness of other corporations, and, if

RICHARD M. CAPONE
COUNSELOR AT LAW
420 WOOLWORTH BLDG.
WATERTOWN, NEW YORK

desireable, to issue in exchange therefor, the stock, bonds or other obligations of this Corporation.
     (g) To make, accept, endorse, execute and issue promissorry notes, bills of exchange, bonds, debentures, and other obligations from time to time for this purchase of the property, for any other purpose in or about the business of the company, and to secure payment of any such obligation by mortgages, or pledge, deed, trust or otherwise.
     (h) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes of the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or associated with other corporations, partnerships or individuals and to do any other act or acts, thing or things, incidental or pertaining to or growing out of, or connected with the aforesaid business or powers, or any part or parts thereof, provided the same not be inconsistent with the Corporation as organized.
     (i) To execute all or any of its corporate powers and rights in the State of New York, or other states, District of Columbia, territories, possessions or dependents of the United States and in foreign countries but only in manner and to the extent permitted by the respective laws thereof and to establish and maintain offices and agencies within and outside the State of New York anywhere.

RICHARD M. CAPONE
COUNSELOR AT LAW
420 WOOLWORTH BLDG.
WATERTOWN, NEW YORK

THIRD
     The Office of the Corporation is to be located in the Village of Glen Park, County of Jefferson and State of New York.
FOURTH
     The aggregate number of shares which the Corporation shall have the authority to issue is two hundred (200), which such shares shall be without par value.
FIFTH
     The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The Post Office Address to which the Secretary of State shall mail a copy of any process against it served upon him is WILBUR F. HUNT, INC., 206 Glen Street, Glen Park, New York.
SIXTH
     No stock in this Corporation shall be transferred to a person who is not already a stockholder in the Corporation unless the Stock shall have been first offered by a writing for sale and transfer to each of the stockholders of the Corporation at the same price for which and under the same terms concerning which it is to be transferred to a person not a stockholder; the writing to set forth such price and terms. The right to transfer the stock to a person not a stockholder shall not exist until all existing stockholders refuse the offer to be made to them as aforesaid or until all such stockholders shall have failed for a period of five days after receipt of the written offer to accept the same by compliance with the terms therein set forth.

RICHARD M. CAPONE
COUNSELOR AT LAW
420 WOOLWORTH BLDG.
WATERTOWN, NEW YORK

     IN WITNESS WHEREOF, we have signed and sealed this Certificate the 7th day of February, 1964.

/s/ Wilbur F. Hunt
Wilbur F. Hunt
206 Glen Street, Glen Park, N.Y.

/s/ Edith I. Hunt
Edith I. Hunt
206 Glen Street, Glen Park, N.Y.

STATE OF NEW YORK	)
	)	SS:
COUNTY OF JEFFERSON	)
     On this 7th day of February, 1964, before me, the subscriber, personally came
-:- WILBUR F. HUNT and EDITH I. HUNT -:-
to me known and known to me to be the same persons described in and who executed the foregoing Certificate of Incorporation and they duly acknowledged to me that they executed the same.

/s/ Richard M. Capone
NOTARY PUBLIC
RICHARD M. CAPONE [ILLEGIBLE] New York [ILLEGIBLE] County Commission expires March 30, 1965

RICHARD M. CAPONE
COUNSELOR AT LAW
420 WOOLWORTH BLDG.
WATERTOWN, NEW YORK

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
WILBUR F. HUNT, INC.
Under Section 805 of the Business Corporation Law

     WE, the undersigned, CHARLES H. STONE, SR. and H. THOMAS SWARTZ, being respectively the President and Secretary of the Wilbur F. Hunt, Inc., hereby certify:
     1. The name of the Corporation is Wilbur F. Hunt, Inc.
     2. The Certificate of Incorporation of said Corporation was filed by the Department of State on March 4, 1964.
     3. The Certificate of Incorporation is hereby amended to change Paragraph “First” relating to the name of the Corporation, to read as follows:
          FIRST: The name of the Corporation is SEAWAY DISPOSAL SYSTEMS INC.
     4. The Certificate of Incorporation is further hereby amended to change Paragraph “Third” relating to the location of the office of the corporation, to read as follows:
          THIRD: The office of the Corporation to be located in the City of Watertown, County of Jefferson and State of New York.
     5. The Certificate of Incorporation is further hereby amended to change Paragraph “Fifth” relating to the address to which the Secretary of State shall mail a copy of any process which may be served upon it, to read as follows.

          FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is Seaway Disposal Systems Inc., State Street, Watertown, New York.
     6. The amendments were authorized by vote of the holders of all of the outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders duly called and held on December 7, 1972.
     IN WITNESS WHEREOF, we have signed this Certificate this 7th day of December, 1972.

/s/ Charles H. Stone, Sr.
Charles H. Stone, Sr., President

/s/ H. Thomas Swartz
H. Thomas Swartz, Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SEAWAY DISPOSAL SYSTEMS, INC.
Under Section 805 of the Business Corporation Law of the
State of New York
     WE, the undersigned, RICHARD F. DAY and GEORGE J. ARNDT, being respectively the President and Secretary of SEAWAY DISPOSAL SYSTEMS, INC., hereby certify:
     1. The name of the corporation is SEAWAY DISPOSAL SYSTEMS, INC., which was amended by a Certificate of Amendment on March 14, 1973 changing, the original name of the corporation, to wit, WILBUR F. HUNT, INC. to that of SEAWAY DISPOSAL SYSTEMS, INC.
     2. The Certificate of Incorporation of said corporation was filed by the Department of State on March 4, 1964.
     3. The Certificate of Incorporation is hereby amended to change Paragraph “First” relating to the name of the corporation, to read as follows:
          FIRST: The name of the corporation is TRICIL U.S., LTD.
     4. The Certificate of Incorporations further hereby amended to change Paragraph “Fifth” relating to the address to which the Secretary of State shall mail a copy of any process which may be served upon it, to read as follows:

          FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State Shall mail a copy of any process against it served upon him is Tricil U.S., Ltd., c/o H. Thomas Swartz, Esq., 316 Sherman Street, Watertown, Jefferson County, New York 13601.
     5. The amendments were authorized by a vote of the holders of all of the outstanding shares of the Corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 13th day of June, 1979.
     IN WITNESS WHEREOF, we have signed this Certificate this 22nd day of August, 1979.

/s/ Richard F. Day
Richard F. Day President

/s/ George J. Arndt
George J. Arndt Secretary

INFO. G131808
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRICIL U.S., LTD.
     Under Section 805 of the Business Corporation Law of
the State of New York
     WE, the undersigned, RICHARD F. DAY and GEORGE J. ARNDT, being respectively the President and Secretary of TRICIL U.S., LTD. hereby certify:
     1. The name of the corporation is TRICIL U.S., LTD. which was amended by a Certificate of Amendment on September 21, 1979, changing the name of the corporation, to wit, SEAWAY DISPOSAL SYSTEMS, INC. to TRICIL U.S., LTD. The original name of the corporation, to wit, WILBUR F. HUNT, INC. was amended by a Certificate of Amendment on March 14, 1973 to that of SEAWAY DISPOSAL SYSTEMS, INC.
     2. The Certificate of Incorporation of said corporation was filed by the Department of State on March 4, 1964.
     3. The Certificate of Incorporation is hereby amended to change Paragraph “First” relating to the name of the corporation, to read as follows:
          FIRST: The name of the corporation is TRICIL, (U.S.) INC.
     4. The amendments were authorized by a vote of the holders of all of the outstanding shares of the Corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 13th day of June, 1979.
     IN WITNESS WHEREOF, we have signed this Certificate this 19th day of December, 1979 and affirm that the statements made herein are true under the penalties of perjury.

/s/ Richard F. Day
Richard F. Day, President

/s/ George J. Arndt
George J. Arndt, Secretary

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
TRICIL (U.S.) INC.
     Under Section 805 of the Business Corporation Law of the State of New York.
     WE, THE UNDERSIGNED, Richard F. Day and George J. Arndt, being respectively the President and Secretary of TRICIL (U.S.), INC. hereby certify:
1.
     The name of the corporation is TRICIL (U.S.) INC. which was amended by a Certificate of Amendment on January 7, 1980, changing the name of the corporation from TRICIL U.S., LTD. to TRICIL (U.S.) INC. The original name of the corporation, WILBUR F. HUNT, INC., was amended by a Certificate of Amendment on March 14, 1973 to that of SEAWAY DISPOSAL SYSTEMS INC. and was there-after amended on September 21, 1979 to that of TRICIL U.S., LTD.
2.
     The Certificate of Incorporation of said corporation was filed by the Department of State on March 4, 1964.
3.
     The Certificate of Incorporation is hereby amended to change Paragraph “First” relating to the name of the corporation, to read as follows:
     FIRST: The name of the corporation is TRICIL (N.Y.), INC.
4.
     This Amendment was duly adopted by the unanimous written consent of the sole shareholder of the corporation on March 13, 1981.

     IN WITNESS WHEREOF, TRICIL (U.S.) INC. has caused this Certificate of Amendment to be executed and we have signed this Certificate and affirm that the statements made herein are true under the penalties of perjury this 13th day of March, 1981.

(CORPORATE SEAL)	TRICIL (U.S.) INC.
/s/ George J. Arndt	By:	/s/ Richard F. Day

George J. Arndt, Secretary		Richard F. Day, President

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